Exhibit 99.1

STAG INDUSTRIAL REPORTS STRONG ACQUISITION AND LEASING ACTIVITY WITH ITS THIRD QUARTER RESULTS

Boston, MA —November 10, 2011 - STAG Industrial, Inc. (the “Company”) (NYSE: STAG), a company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the third quarter of 2011. The third quarter represents the first full quarter of operations since the Company went public on April 20, 2011.

“We are pleased to report continued strong operational results for the quarter — in line with our expectations and goals,” said Ben Butcher, the Company’s Chief Executive Officer.

In the third quarter of 2011, the Company:

•                 Completed six acquisitions for total consideration of approximately $58 million with an average capitalization rate of 9% plus with a weighted average term of approximately 5.8 years

•                 The six acquisitions added approximately 1.7 million square feet to the portfolio, increasing the Company’s asset base by 11%

•                 Leased 1.1 million square feet, including approximately 322,000 square feet of new leases

•                 Increased occupancy on the Company’s portfolio to 92.2% from 91.0% at the end of the second quarter

•                 We have completed the signing of renewals for the 2011 expiring leases resulting in an 88% retention rate.

•                 Declared a third quarter dividend of $0.26 per share, which is an annualized rate of 10.2% on the quarter ending share price of $10.20

•                 Generated Cash Net Operating Income (NOI) attributable to common stockholders of $9.7 million, and Core Funds from Operations (FFO) attributable to common stockholders of $4.4 million ($0.28 per share)

Subsequent to quarter end, the Company:

•                 Acquired an additional property for approximately $7.8 million, at a capitalization rate of 9% plus

•                 The acquisition added approximately 383,000 square feet to the portfolio, increasing the Company’s asset base by 2.4%

•                 Amended its revolving credit facility to improve pricing by 50 basis points, increase the borrowing capacity and provide additional covenant flexibility

•                 Closed on a preferred stock offering which generated $69 million of gross proceeds to the Company to fund additional acquisitions, repay indebtedness and for general corporate purposes

•                 Executed purchase contracts for an additional five properties with a total cost of approximately $30 million, which are subject to further due diligence and closing conditions

Key Financial Measures

Core FFO before noncontrolling interest, for the third quarter of 2011, was approximately $6.6 million and Core FFO attributable to common stockholders was approximately $4.4 million, or $0.28 per common share. These results exclude approximately $0.5 million of property acquisition costs and nonrecurring formation transaction and offering costs.  These results also exclude $0.8 million of gain on interest rate swaps and a $0.8 million deduction for above/below market lease amortization. FFO, as defined by NAREIT, was $7.8 million and includes a $1.8 million termination income, which is excluded from our Core FFO metric.

Adjusted FFO before noncontrolling interest, for the third quarter of 2011, was approximately $5.9 million and adjusted FFO attributable to common stockholders was approximately $3.9 million, or $0.25 per common share.  These results adjusted Core FFO to exclude straight line rental income of $0.5 million, recurring capital expenditures of $0.5 million, and lease renewal commissions and tenant improvements of $0.2 million.  These adjustments also exclude deferred financing cost amortization of $0.3 million and amortization of non-cash compensation of $0.2 million.

Cash NOI before noncontrolling interest, for the third quarter of 2011, was approximately $14.5 million and Cash NOI attributable to common stockholders was approximately $9.7 million.  The reconciliation of GAAP NOI to Cash NOI excludes approximately $0.5 million of straight line positive rental income adjustment and a $0.8 million deduction for above/below market lease amortization.

A reconciliation of net loss to Core FFO and Cash NOI, both non-GAAP financial measures, appears at the end of this release.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended September 30, 2011.  See below regarding information for the supplemental information package.

Continued Improving Leasing Activity

In the third quarter, the Company signed renewals for 825,400 square feet, including approximately 188,000 square feet of space with leases originally scheduled to expire in 2011. By the end of the third quarter approximately 945,000 square feet or 88% of all the leases originally scheduled to expire in 2011 have been renewed.  The average rent per square foot paid on the 945,000 square feet of renewed leases year to date increased by 2.9%, compared to the expiring rent paid on a cash basis. The Company also leased approximately 301,000 square feet of new leases and another approximately 21,000 square feet of leases to tenants expanding their space.  Occupancy for the Company’s portfolio was 92.2% as of September 30, 2011. Same store occupancy increased from 90.5% to 90.8%.

Continued Acquisition Activity

During the third quarter of 2011, the Company completed the acquisition of six fully leased industrial facilities consisting of approximately 1.7 million square feet.  These properties include a 420,690 square foot facility located in Portland, Oregon that is 52% leased to Unisource Worldwide, Inc. and 48% leased to Benson Industries, LLC; a 305,550 square foot facility located in St. Louis, Missouri that is 100% leased to Cott Beverages, Inc.; a 200,000 square foot facility located in Norton, Massachusetts that is 100% leased to Plantation Products, LLC; a 226,256 square foot facility located in Conyers, Georgia that is 100% leased to Diversitech Corporation; and two facilities containing a total of 497,820 square feet located in Louisville, Kentucky that are 100% leased to Exel, Inc.  The Company paid approximately $58 million, including closing costs, for the six assets.

In addition, since the end of the third quarter, the Company completed the acquisition of a 383,000 square foot warehouse and distribution facility located near Columbus, Ohio that is 100% leased to Arrow-Intechra, LLC.  The Company paid approximately $7.8 million, including closing costs, for the asset.

The Company also entered into contracts to acquire five separate properties comprising 700,120 square feet for a combined purchase price of approximately $29.7 million. There are significant conditions to closing that have not yet been satisfied so there can be no assurance that these transactions will be consummated.

Financial Strength and Flexibility

During the third quarter of 2011, the Company continued to maintain a strong balance sheet.  As of quarter end, the Company had approximately $309 million of debt outstanding, none of which matures in the next 24 months.  The Company’s debt to annualized adjusted EBITDA was 6.0x; the interest coverage ratio was 3.1x; and the weighted average interest rate on the outstanding debt was 5.6%, excluding the revolving credit facility.  Annualized adjusted EBITDA was calculated based on annualizing the Company’s results for the three months ended September 30, 2011.  At quarter end, there was $17.5 million outstanding under the Company’s $100 million revolving credit facility, there was availability of approximately $29.5 million based on the then current unencumbered collateral pool and the Company’s cash balance was $12 million.

On November 2, 2011, the Company sold 2,760,000 shares of 9.0% Series A Cumulative Redeemable Preferred Stock resulting in gross proceeds to the Company of $69 million, before underwriting discounts and offering expenses.  The Company used a portion of the net proceeds to pay off the outstanding amount due under the revolving credit facility, resulting in availability of approximately $60 million based on the revised revolver terms and a cash balance of approximately $50 million.

Conference Call

The Company will host a conference call on Friday, November 11, 2011, at 11:00 a.m. (Eastern Time) to discuss the operating and financial results.  The call can be accessed live over the phone by dialing 1-877-407-0784 or, for international callers, (201) 689-8560.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517.  The passcode for the replay is 382553.  The replay will be available until November 21, 2011.

Interested parties also may listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.stagindustrial.com. The on-line replay will be available for a limited time following the call.

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information for the benefit of the Company’s various stakeholders.  This can be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.stagindustrial.com.

Additional information is also available on the Company’s website at www.stagindustrial.com.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan

Chief Financial Officer

617 226 4987

InvestorRelations@stagindustrial.com

CONSOLIDATED BALANCE SHEET

STAG Industrial, Inc.

(unaudited, dollars in thousands, except share data)

September 30, 2011
Assets
Rental Property:
Land	$67,404
Buildings	371,813
Tenant improvements	22,359
Building improvements	9,547
Less: accumulated depreciation	(26,820)
Total rental property, net	444,303
Cash and cash equivalents	11,988
Restricted cash	7,311
Tenant accounts receivable, net	4,808
Prepaid expenses and other assets	1,817
Deferred financing fees, net	2,578
Leasing commissions, net	923
Goodwill	4,923
Due from related parties	50
Deferred leasing intangibles, net	102,245
Total assets	$580,946
Liabilities and Equity
Liabilities:
Mortgage notes payable	$291,128
Credit facility	17,500
Accounts payable, accrued expenses and other liabilities	6,003
Interest rate swaps	1,123
Tenant prepaid rent and security deposits	3,912
Dividends payable	6,159
Deferred leasing intangibles, net	2,045
Due to related parties	55
Total liabilities	$327,925
Common stock $0.01 par value, 100,000,000 shares authorized, 15,896,590 shares outstanding at September 30, 2011	159
Additional paid-in capital	181,364
Dividends in excess of earnings	(11,718)
Total stockholders’ equity	169,805
Noncontrolling interest	83,216
Total equity	253,021
Total liabilities and equity	$580,946

CONSOLIDATED STATEMENT OF OPERATIONS

STAG Industrial, Inc.

(unaudited, dollars in thousands except share data)

Three months ended September 30 2011
Revenue
Rental income	$15,282
Tenant recoveries	1,438
Other income	321
Total revenue	17,041
Expenses
Property	1,350
General and administrative	2,453
Real estate taxes and insurance	1,314
Property acquisition costs	368
Depreciation and amortization	8,332
Total expenses	13,817
Other income (expense)
Interest income	6
Interest expense	(4,433)
Gain on interest rate swaps	770
Formation transaction costs	(61)
Offering costs	(78)
Total other income (expense)	(3,796)
Net loss	$(572)
Net loss attributable to noncontrolling interest	$(188)
Net loss attributable to the Company	$(384)
Weighted average common shares outstanding — basic and diluted	15,815,282
Loss per share — basic and diluted	$(0.02)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands)

Three Months Ended September 30, 2011
Net loss before noncontrolling interest	$(572)
Interest income	(6)
Asset management fee income	(312)
Gain on interest rate swaps	(770)
Depreciation and amortization	8,332
Interest expense	4,433
General and administrative expenses	2,453
Property acquisition costs	368
Formation transaction costs	61
Offering costs	78
Net operating income before noncontrolling interest	$14,065
Noncontrolling interest	(4,626)
Net operating income attributable to common stockholders	$9,439

Net operating income before noncontrolling interest	$14,065
Straight line rental income adjustment	(451)
Above/below market lease amortization, net	844
Cash net operating income before noncontrolling interest	$14,458
Noncontrolling interest	(4,755)
Cash net operating income attributable to common stockholders	$9,703

Net loss before noncontrolling interest	$(572)
Interest income	(6)
Interest expense	4,433
Depreciation and amortization	8,332
Property acquisition costs	368
Formation transaction costs	61
Offering costs	78
Gain on interest rate swaps	(770)
Above/below market lease amortization, net	844
Adjusted EBITDA before noncontrolling interest	$12,768
Noncontrolling interest	(4,199)
Adjusted EBITDA attributable to common stockholders	$8,569

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands except share data)

Three Months Ended September 30, 2011
Net loss before noncontrolling interest	$(572)
Depreciation and amortization	8,332
Funds from operations before noncontrolling interest	$7,760
Noncontrolling interest	(2,552)
Funds from operations attributable to common stockholders	$5,208

Funds from operations before noncontrolling interest	$7,760
Property acquisition costs	368
Formation transaction costs	61
Offering costs	78
Termination income	(1,756)
Gain on interest rate swaps	(770)
Above/below market lease amortization, net	844
Core funds from operations before noncontrolling interest	$6,585
Noncontrolling interest	(2,166)
Core funds from operations attributable to common stockholders	$4,419
Weighted average shares outstanding	15,815,282
Core funds from operations per common share	$0.28

Core funds from operations before noncontrolling interest	$6,585
Straight line rental income adjustment	(451)
Recurring capital expenditures	(535)
Lease renewal commissions and tenant improvements	(229)
Deferred financing cost amortization	274
Amortization of non-cash compensation	220
Adjusted funds from operations before noncontrolling interest	$5,864
Noncontrolling interest share of adjustments	(1,929)
Adjusted funds from operations to common stockholders	$3,935
Weighted average shares outstanding	15,815,282
Adjusted funds from operations per common share	$0.25

Financial Measures

Net operating income (NOI) is defined as rental revenues, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, gain (loss) on interest rate swaps, asset management fee income, property acquisition costs and nonrecurring formation transaction costs. The Company considers NOI to be an appropriate supplemental performance measure because it reflects the operating performance of its properties and excludes certain items that are not considered to be controllable in connection with the management of the property.  However, this measure should not be viewed as an alternative measure of the Company’s financial performance since it excludes expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and cash NOI.

NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization.  NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common.

The Company presents Core FFO excluding property acquisition costs and nonrecurring formation transaction and offering costs, gain (loss) on interest rate swaps and amortization of above and below market leases.  The Company believes that Core FFO, excluding property acquisition costs, nonrecurring formation transaction and offering costs, gain (loss) on interest rate swaps, and amortization of above and below market leases, is useful supplemental information regarding its operating performance as it provides a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.  Readers should note that FFO captures neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations. Accordingly, the Company’s Core FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of the Company’s performance.

The Company believes that EBITDA is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company’s industrial properties. The Company also uses this measure in ratios to compare its performance to that of its industry peers.  The Company presents EBITDA excluding property acquisition costs, nonrecurring formation transaction and offering costs, gain (loss) on interest rate swaps and amortization of above and below market leases. The Company believes that EBITDA excluding property acquisition costs, nonrecurring formation transaction and offering costs, gain (loss) on interest rate swaps and amortization of above and below market leases, is useful supplemental information regarding its operating performance as it provides a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s final prospectus related to its initial public offering, as updated by the Company’s annual and quarterly reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan, Chief Financial Officer
617-226-4987

InvestorRelations@stagindustrial.com